SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

        [ ]  Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
        [X]  Definitive Proxy Statement
        [ ]  Definitive Additional Materials
        [ ]  Soliciting Material under Section 240.14a-12

                          LINEAR TECHNOLOGY CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        [X]  No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                (1) Title of each class of securities to which transaction applies: ___________

                (2) Aggregate number of securities to which transaction applies: ___________

                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________

                (4)   Proposed maximum aggregate value of
                      transaction: ______________

                (5)   Total fee paid: _____________

        [ ]  Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                (1)   Amount Previously Paid: __________________

                (2)   Form Schedule or Registration Statement No.: _____________

                (3)   Filing Party: ________________

                (4)   Date Filed: ________________

                          LINEAR TECHNOLOGY CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 2, 2005

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Linear Technology Corporation, a Delaware corporation (the "Company"), will be held on November 2, 2005 at 3:00 p.m., local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, for the following purposes:

        1. To elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

        2. To approve the adoption of the 2005 Equity Incentive Plan and the reservation of shares for issuance thereunder.

        3. To approve the adoption of the 2005 Employee Stock Purchase Plan and the reservation of shares for issuance thereunder.

        4.      To reapprove the 1996 Senior Executive Bonus Plan.

        5. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 2, 2006.

        6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record of the Company's common stock at the close of business on September 6, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy card.

                                            FOR THE BOARD OF DIRECTORS

                                            /s/ Arthur F. Schneiderman
                                            ------------------------------
                                            Arthur F. Schneiderman
                                            Secretary
Milpitas, California
September 26, 2005

                             YOUR VOTE IS IMPORTANT.

                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
              PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
                AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                          LINEAR TECHNOLOGY CORPORATION

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                       INFORMATION CONCERNING SOLICITATION
                                   AND VOTING

GENERAL

        The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held November 2, 2005, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

        These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended July 3, 2005, including financial statements, were mailed on or about September 26, 2005 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

        Stockholders of record at the close of business on September 6, 2005 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 307,034,339 shares of the Company's common stock, par value $0.001, were issued and outstanding. No shares of preferred stock are outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        On all matters other than the election of directors, each share has one vote. Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at six) multiplied by the number of shares held by such stockholder, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select. However, no stockholder will be entitled to cumulate votes unless a stockholder has, prior to the voting, given notice at the meeting of the stockholder's intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the election of directors. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible.

        The Company will bear the cost of soliciting proxies. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile, e-mail or personal solicitation by directors, officers or regular employees of the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. No additional compensation will be paid to these persons for these services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances or as discussed below, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company's Bylaws for approval of proposals presented to stockholders. A quorum consists of the presence, in person or by proxy, of a majority of shares of the Company's common stock entitled to vote.

        When proxies are properly dated, executed and returned, the shares represented by those proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

        Pursuant to Delaware law, the Inspector will include shares that are voted "WITHHELD" or "ABSTAIN" on a particular matter among the shares present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting generally, and also among the shares voting on that particular matter (the "Votes Cast"). Broker non-votes on a particular matter will be counted for purposes of determining the presence of a quorum, but will not be counted for purposes of determining the number of "Votes Cast" with respect to the matter on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the determination as to whether the requisite approval has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders are entitled to present proposals for action at a forthcoming annual meeting of stockholders if they comply with the requirements of the Company's Bylaws and the proxy rules established by the Securities and Exchange Commission. Stockholders' proposals that are to be submitted for inclusion in the Company's proxy statement and form of proxy card for next year's annual meeting must be received by the Company no later than 120 days prior to the one year anniversary date of the mailing of this Proxy Statement. Assuming a mailing date of September 26, 2005 for this proxy statement, the deadline for stockholder proposals for next year's annual meeting will be May 29, 2006.

        In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at next year's annual meeting, including nominating someone other than management's slate of nominees for election to the Board of Directors, must submit that proposal to the Company not less than 90 days prior to the meeting (or, if the Company gives less than 100 days notice of the meeting, then within ten days after that notice). The Company may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year's Annual Meeting. In addition, assuming a mailing date of September 26, 2005 for this proxy statement, the proxy holders at next year's annual meeting will have similar discretionary authority to vote on any matter that is submitted to the Company after August 12, 2006.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

        The Company's Bylaws currently provide for a board of six directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than six persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

        The names of the nominees, and certain information about them as of September 6, 2005, are set forth below.

                                                                                                           DIRECTOR
     NAME OF NOMINEE         AGE                           PRINCIPAL OCCUPATION                             SINCE
--------------------------   ---    --------------------------------------------------------------------   --------
Robert H. Swanson, Jr.....    67    Executive Chairman and Former Chief Executive Officer of the Company     1981
Lothar Maier..............    50    Chief Executive Officer of the Company                                   2005
David S. Lee..............    68    President and Chief Executive Officer, eOn Communication Corp.           1988
Leo T. McCarthy...........    75    President, The Daniel Group                                              1994
Richard M. Moley..........    66    Former President and Chief Executive Officer, StrataCom, Inc.            1994
Thomas S. Volpe...........    54    Chief Executive Officer, Volpe Investments LLC                           1984

        There are no family relationships among the Company's directors and executive officers.

        Mr. Swanson, a founder of the Company, has served as Executive Chairman of the Board of Directors since January 2005. Prior to that time he served as Chairman of the Board of Directors and Chief Executive Officer since April 1999, and prior to that time as President, Chief Executive Officer and a director of the Company since its incorporation in September 1981. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation ("National"), a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe. Mr. Swanson has a B.S. degree in Industrial Engineering from Northeastern University.

        Mr. Maier was named Chief Executive Officer of Linear Technology in January 2005. Prior to that, Mr. Maier served as the Company's Chief Operating Officer for more than five years. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corp. from 1983 to 1999, most recently as Senior Vice President and Executive Vice President of Worldwide Operations. He holds a B.S. degree in Chemical Engineering from the University of California at Berkeley.

        Mr. Lee is Chairman of the Boards of eOn Communication Corp., Cortelco and Spark Technology, and a Regent of the University of California. Mr. Lee co-founded Qume Corporation in 1973 and served as Executive Vice President of Qume until it was acquired by ITT Corporation in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT Qume until 1981, and President of ITT Qume through 1983. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. In 1985, he became President and Chairman of Data Technology Corp. ("DTC"), and in 1988 DTC acquired and merged with Qume. Currently, Mr. Lee is a member of the Board of Directors of ESS Technology Inc., iBasis Inc. and Daily Wellness Co. Mr. Lee served as a member of the President's Council on the 21st Century Workforce, appointed by President George W. Bush. Mr. Lee also served as an adviser to Presidents George Bush and Bill Clinton on the Advisory Committee on Trade Policy and Negotiation (Office of the U.S. Trade Representative/Executive Office of the President) and to Governor Pete Wilson on the California Economic Development Corporation (CalEDC) and the Council on California Competitiveness. Mr. Lee is a past Commissioner of the California Postsecondary Education Commission, as well as having founded and served as Chairman of the Chinese Institute of Engineers, the Asian American Manufacturers' Association and the Monte Jade Science and Technology Association.

        Mr. McCarthy has served since January 1995 as President of The Daniel Group, a partnership engaged in investment opportunities. Mr. McCarthy retired from elective office in 1994 after twelve years as Lieutenant Governor of the State of California. His responsibility as Lieutenant Governor was to help businesses start and grow through his role as chair of the California Commission for Economic Development. He dedicated much of his efforts to helping medium and small California companies compete in overseas markets, especially Asia. Mr. McCarthy serves as a director on the board of Forward Funds, which is a mutual fund. He also serves as Vice Chair of the Board of Accela, Inc., a privately held software company.

        Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc., a provider of computer internetworking solutions, in July 1996. Mr. Moley served as Senior Vice President and Board Member of Cisco Systems until November 1997, when he became a consultant and private investor. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley serves as a director of Echelon Corporation, Calient Networks, Persona Software (formerly Longboard, Inc.) and Novera Optical.

        Mr. Volpe has served as Managing Member of Volpe Investments LLC, a risk capital firm, since July 2001. From December 1999 to June 2001, Mr. Volpe served as Chairman of Prudential Volpe Technology Group. Mr. Volpe served as Chief Executive Officer of Volpe Brown Whelan & Company, LLC (formerly Volpe, Welty & Company), a private investment banking and risk capital firm, from its founding in April 1986 until its acquisition by Prudential Securities in December 1999. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981. Mr. Volpe is a member of the Board of Directors of 7th Inning Stretch, LLC, Kline Hawkes & Co., LLC, Minor League Baseball and the Dubai Investment Group, LLC.

BOARD INDEPENDENCE

        The Board has determined that all of the nominees, except Messrs. Swanson and Maier, satisfy the definition of independent director as established in Nasdaq listing standards. The Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the definition of independent director as established in Nasdaq listing standards.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held a total of four meetings during the fiscal year ended July 3, 2005. No director attended fewer than 75% of the meetings of the Board of Directors and the Board committees upon which such director served. All directors attended the last annual meeting of stockholders.

AUDIT COMMITTEE

        The Audit Committee currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of five meetings during the last fiscal year. The Audit Committee is governed by a written charter that it has adopted. A copy of the Audit Committee charter was attached as an appendix to the Company's proxy statement for the Annual Meeting of Stockholders held on November 3, 2004 (the "2004 Proxy"). The Audit Committee appoints, compensates and oversees the Company's independent registered public accounting firm. The Audit Committee also approves the accounting fees paid to the auditors and pre-approves any audit and non-audit services to be provided by them. In addition, the Audit Committee also monitors the independence of the auditors.

        The Audit Committee meets independently with the independent auditors and with senior management to review the general scope of the Company's accounting activities, financial reporting and annual audit, matters relating to internal control systems, and the results of the annual audit.

        The Board of Directors has determined that Mr. Volpe is an "Audit Committee Financial Expert," as that phrase is defined in the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002, and that each member of the Audit Committee qualifies as financially sophisticated under applicable Nasdaq listing standards.

        The Audit Committee reviews and approves any proposed transactions between the Company and officers and directors or their affiliates.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of two meetings during the last fiscal year. The committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers, and administers the Company's stock plans.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee currently consists of directors Lee, McCarthy, Moley and Volpe, and held one meeting during the last fiscal year. The Nominating and Corporate Governance Committee is governed by a written charter that it has adopted. A copy of the Nominating and Corporate Governance Committee charter was attached as an appendix to the 2004 Proxy. The Nominating and Corporate Governance Committee is responsible for proposing nominees for election by the Company's stockholders at the annual meeting. The committee reviews the size and composition of the Board and determines the criteria for membership. The committee also reviews and considers any nominees for election to the Board, including any nominee submitted by the stockholders. In addition, the committee reviews the composition of the Board committees and recommends persons to serve as committee members.

        The committee oversees compliance by the Board and its committees with corporate governance aspects of the Sarbanes-Oxley Act and related SEC and Nasdaq rules. The committee also monitors the

Company's Code of Business Conduct and Ethics and considers questions of possible conflicts of interest of Board members or corporate officers. In addition, the committee develops and reviews the company's corporate governance guidelines, and evaluates director compensation.

DIRECTOR COMPENSATION

        The Company currently pays each non-employee director an annual retainer of $45,000 and a fee of $1,500 for each meeting of the Board of Directors attended. Directors are generally eligible to receive stock options and other awards under the Company's equity incentive plans. During the fiscal year ended July 3, 2005, Messrs. Lee, McCarthy, Moley and Volpe each received an option to purchase 20,000 shares at an exercise price of $37.05. Each of these options vests as to 100% of the shares subject to the option one year from the date of grant. Mr. Volpe also currently receives an annual retainer of $15,000 as Chairman of the Audit Committee (in addition to his annual retainer of $45,000).

CORPORATE GOVERNANCE MATTER

    Policy for Director Recommendations and Nominations

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by the Board of Directors, management and the Company's stockholders. It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board from stockholders holding at least 5% of the total outstanding shares of the Company. Stockholders must have held these shares continuously for at least twelve months prior to the date of the submission of the recommendation. The Nominating and Governance Committee will consider a nominee recommended by the Company's stockholders in the same manner as a nominee recommended by members of the Board of Directors or management.

        A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to the Company, attention of:

                       Nominating and Governance Committee
                        c/o Linear Technology Corporation
                               1630 McCarthy Blvd.
                               Milpitas, CA 95035

The notice must include:

        o       The candidate's name, and home and business contact information;

        o       Detailed biographical data and relevant qualifications;

        o A signed letter from the candidate confirming his or her willingness to serve;

        o Information regarding any relationships between the candidate and the Company within the last three years; and

        o Evidence of the required ownership of common stock by the recommending stockholder.

        In addition, a stockholder may nominate a person for election to the Board of Directors directly at the annual meeting of stockholders, provided the stockholder has met the requirements set forth in the Company's

Bylaws and the rules and regulations of the SEC related to stockholder nominees and proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described above in the section entitled "Deadline for Receipt of Stockholder Proposals."

        Where the Nominating and Governance Committee either identifies a prospective nominee or determines that an additional or replacement director is required, the Nominating and Governance Committee may take such measures that it considers appropriate in connection with evaluating the director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the committee considers a number of factors, including the following:

        o The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board.

        o Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

        o       Such other factors as the committee may consider appropriate.

        The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

        o       The highest personal and professional ethics and integrity.

        o Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment.

        o Skills that are complementary to those of the existing Board members.

        o The ability to assist and support management and make significant contributions to the Company's success.

        o An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

        In connection with its evaluation, the Nominating and Governance Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated for election to the Board, and the Board of Directors determines the actual nominees after considering the recommendation and report of the Nominating and Governance Committee.

    Stockholder Communications to Directors

        Stockholders may communicate directly with the members of the Company's Board of Directors by sending a written communication to the Board of Directors (or any individual director) at the following address: c/o Chief Financial Officer, Linear Technology Corporation, 720 Sycamore Drive, Milpitas,

California 95035. All communications will be compiled by the Company's Chief Financial Officer and submitted to the Board or an individual director, as appropriate, on a periodic basis.

        The Company encourages all incumbent directors and nominees for election to attend the Annual Meeting.

    Director Independence

        In July 2005, the Board of Directors undertook a review of the independence of its directors and director nominees and considered whether any such person had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors and director nominees of the Company, with the exception of Mr. Swanson, the Company's Executive Chairman and former Chief Executive Officer, and Mr. Maier, the Company's current Chief Executive Officer, are independent of the Company and its management under the corporate governance standards of Nasdaq.

    Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of the Company, including the Company's senior financial and executive officers. This Code is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website. The Company also intends to post amendments to or waivers from the Code of Business Conduct and Ethics on its website.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

        The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors. Votes "withheld" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon the election of directors under Delaware law.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

                                  PROPOSAL TWO

                   APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

        The stockholders are being asked to approve a new employee equity incentive plan, the 2005 Equity Incentive Plan (the "Incentive Plan"), to replace the Company's existing 1996 Incentive Stock Option Plan, which will expire in July 2006.

        The Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. Plans such as the Incentive Plan and the 1996 Incentive Stock Option Plan are designed to increase the Company's ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel. To a great extent the Company's most valuable asset is its employees. The competition to attract, hire and retain highly skilled analog circuit designers and the other development, engineering, sales and administrative personnel upon which the Company depends is very high, and the Company competes against both other large, profitable semiconductor companies and with small startup companies that are able to offer employees the potential of substantial increases in the value of their equity compensation if the startup is successful. The Board believes that the Company must be able to offer compensation packages sufficiently attractive to overcome this competition, and that equity awards are an important part of such packages.

        In addition, the recent changes in the equity compensation accounting rules, which became effective for the Company on July 4, 2005, make it important for the Company to have greater flexibility under its employee equity incentive plans than in the past. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. The new Incentive Plan is designed to allow the Company to respond to any such changes in practices.

        The Company currently has in place its 1996 Incentive Stock Option Plan, which expires in July 2006. Once it expires, the Company will no longer be able to grant options, except under its 2001 Non-Statutory Stock Option Plan in which executive officers and directors may not participate, unless the Incentive Plan has been approved by the stockholders. If the Incentive Plan is approved at the Annual Meeting, the Company intends that it will immediately replace the 1996 Incentive Stock Option Plan and that the Company will not grant any more options under the older plan. Accordingly, all shares remaining available for future grant under the 1996 Incentive Stock Option Plan will be transferred to the Incentive Plan at that time.

        In addition to the shares that may be transferred to the Incentive Plan from the 1996 Incentive Stock Option Plan, 2,500,000 new shares will be authorized under the Incentive Plan. This 2,500,000 share increase in the number of shares that the Company's stockholders are being asked to approve for issuance under the Incentive Plan represents less than 1.0% of the Company's total outstanding stock. The Company believes it has been prudent in its use of stock options. In the past five fiscal years, the number of options granted to directors, officers and other employees during a particular year has ranged from 0.5% to 2.6% of shares outstanding, with the average for these years being 1.8%.

        The Board has approved the Incentive Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. As of September 6, no awards have been granted under the Incentive Plan.

        The Board of Directors believes strongly that the approval of the Incentive Plan is essential to the Company's continued success. In particular, the Company believes that its employees are its most valuable assets and that the awards permitted under the Incentive Plan are vital to the Company's ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it competes. Such awards also are crucial to the Company's ability to motivate employees to achieve the Company's goals.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

        The approval of the Incentive Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

SUMMARY OF THE 2005 EQUITY INCENTIVE PLAN

        The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

        The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, and (v) performance shares and performance units. Each of these is referred to individually as an "Award." Those who will be eligible for Awards under the Incentive Plan include employees, executive officers, directors and consultants who provide services to the Company and its subsidiary companies. As of September 6, 2005, approximately 3,248 employees, executive officers, directors and consultants would be eligible to participate in the Incentive Plan.

    Number of Shares of Common Stock Available Under the Incentive Plan

        There will be 2,500,000 new shares of the Company's common stock reserved for issuance under the Incentive Plan. In addition, the number of shares of common stock that remain available for future grant under the Company's 1996 Incentive Stock Option Plan at the time of stockholder approval of the Incentive Plan, plus any shares that would otherwise be returned to the 1996 Incentive Stock Option Plan after that date as a result of future terminations of options will be transferred to and available for issuance under the Incentive Plan. The exact number of shares that will be transferred to the Incentive Plan will depend upon the actual number of shares available for grant on the date of stockholder approval, as well as the actual number of future termination of outstanding options, which is difficult to predict. By way of example, as of September 6, 2005, there were 3,954,087 shares available for future grant under the 1996 Incentive Stock Option Plan, which would have been transferred to the Incentive Plan if the new plan became effective on that date. Also at that date, there were 18,921,585 shares subject to outstanding options under the 1996 Incentive Stock Option Plan, although the Company expects, based upon historical data, that the vast majority of these outstanding options will eventually be exercised. Thus the number of shares actually transferred to the Incentive Plan upon termination of options under the older plan is expected to be only a small portion of the number currently outstanding. To date, no Awards have been granted under the Incentive Plan.

        If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Administrator will have the discretion to adjust the number of shares (i) available for issuance under the Incentive Plan, (ii) subject to outstanding Awards, and (iii) specified as per-person limits on Awards, as appropriate to reflect the change.

    Administration of the Incentive Plan

        The Board of Directors, or a committee of the directors or of other individuals satisfying applicable laws, will administer the Incentive Plan. To make grants to certain of the Company's officers and key employees, the members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan). Subject to the terms of the Incentive Plan, the Board or its committee has the sole discretion to select the employees, executive officers, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Incentive Plan and outstanding Awards. The Board or its committee may delegate to one or more individuals the day-to-day administration of the Incentive Plan and any of the functions assigned to it in the Incentive Plan. The Board or other committee administering the Incentive Plan is referred to in this proxy statement as the "Administrator."

    Options

        The Administrator is able to grant nonqualified stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 5,000,000 shares in one fiscal year, except in connection with his or her initial service as an employee, in which case he or she may be granted options for an additional 5,000,000 shares.

        The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must at least be equal to the fair market value of the Company's common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company's outstanding stock must be at least 110% of the fair market value of the common stock on the grant date. Notwithstanding the foregoing, the Board or its committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that award after it has been granted or cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price, unless that action is approved by the Company's stockholders.

        The Administrator determines the terms of options granted, and generally options granted in the future will terminate seven years after the date of grant, unless otherwise specified in the Award agreement. In any event, the term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company's outstanding capital stock, the term of an incentive stock option may not exceed five years.

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) six months following his or her termination due to death or disability, although the Incentive Plan permits the Administrator to increase this period to twelve months if specified in the Award agreement. In no event may an option be exercised later than the expiration of its term.

    Stock Appreciation Rights

        The Administrator is able to grant stock appreciation rights under the Incentive Plan. Stock appreciation rights are rights to receive the appreciation in the fair market value of the Company's common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. No participant may be granted stock appreciation rights covering more than 5,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 5,000,000 shares in connection with his or her initial employment.

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, the participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and
(ii) six months following his or her termination due to death or disability. In no event may a stock appreciation right be exercised later than the expiration of its term.

    Restricted Stock

        The Administrator is able to award restricted stock under the Incentive Plan. Awards of restricted stock are rights to acquire or purchase shares of the Company's common stock that are subject to repurchase or reacquisition by the Company upon the termination of the participant's service with the Company for any reason (including death or disability). The Company's right to reacquire the shares lapses in accordance with terms and conditions established by the Administrator in its sole discretion, including, for example, based on the achievement of specific performance goals. The Administrator determines the number of shares granted pursuant to an Award of restricted stock, but no participant may be granted a right to purchase or acquire more than 1,500,000 shares of common stock during any fiscal year, except that a participant may be granted up to an additional 1,500,000 shares of restricted stock in connection with his or her initial employment.

    Restricted Stock Units

        The Administrator is able to grant restricted stock units under the Incentive Plan. Restricted stock units are the dollar value equivalent of shares that vest in accordance with terms and conditions established by the Administrator in its sole discretion, including, for example, based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, a participant is entitled to the payout specified in the Award agreement, although the Administrator may, at any time after the grant, reduce or waive any vesting criteria that must be met to receive a payout of restricted stock units. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares or a combination of cash and shares. Shares represented by restricted stock units that are fully paid in cash will again be available for grant under the Incentive Plan. If all restricted stock units have not vested by the date set forth in the Award agreement, the unearned restricted stock units are forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 1,500,000 restricted stock units during any fiscal year, except that a participant may be granted up to an additional 1,500,000 restricted stock units in connection with his or her initial employment.

    Performance Units and Performance Shares

        The Administrator is able to grant performance units and performance shares under the Incentive Plan. Performance units and performance shares are Awards that result in a payment to a participant only if the performance goals or other vesting criteria established by the Administrator are achieved. The Administrator establishes performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, determine the number and/or the value of performance units and performance shares to be paid out to the participant. Performance units and performance shares have initial values equal to the fair market value of one share of the Company's common stock on the grant date, and are payable in cash, shares or a combination of cash and shares. No participant may receive more than 1,500,000 performance shares or performance units during any fiscal year, except that a participant may be granted performance shares or performance units covering up to an additional 1,500,000 shares in connection with his or her initial employment.

    Performance Goals

        Awards of restricted stock, restricted stock units, performance shares and performance units may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement. These business criteria include: cash position; earnings per share; net income; operating cash flow; operating income; return on assets; return on equity; return on sales; revenue; and total stockholder return. Performance goals may differ from participant to participant and from Award to Award and may be measured in absolute terms, in relative terms (including, but not limited to, the passage of time and/or against another company or companies), on a per-share basis, in terms of the performance of the Company as a whole or a segment of the Company, and on a pre-tax or after-tax basis.

    Transferability of Awards

        Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant.

    Change of Control

        In the event of a change of control of the Company, each outstanding Award will be treated as the Administrator determines in its sole discretion, including, without limitation, that the successor assume the Awards or provide substitute awards. In the absence of other action by the Administrator, all options and stock appreciation rights will become fully vested and exercisable as to all of the shares subject to such Awards, all restrictions on restricted stock and restricted stock units will lapse, and all performance goals or other vesting criteria for performance shares and performance units will be deemed to have been achieved at target levels and all other terms and conditions to have been met. In such event, the Administrator will notify all participants as to the changes in their Awards, and, to the extent applicable, such Awards may be exercised for such period of time as the Administrator may determine from the date of the notice. All unexercised Awards will terminate upon expiration of that period.

        With respect to Awards granted to non-employee directors that are assumed or substituted for, if the director is subsequently terminated as a director (other than voluntary resignation), then all his or her options and stock appreciation rights will become fully vested and exercisable as to all of the shares subject to such Awards, all restrictions on restricted stock and restricted stock units will lapse, and all performance goals or other vesting criteria for performance shares and performance units will be deemed achieved at target levels and all other terms and conditions to have been met.

    Amendment and Termination of the Incentive Plan

        The Administrator has the authority to amend, suspend or terminate the Incentive Plan, except that stockholder approval is required for any amendment to the Incentive Plan to the extent required by any applicable law, regulation or stock exchange rule. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator, which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate in July 2015, unless the Administrator terminates it earlier.

NUMBER OF AWARDS GRANTED TO EMPLOYEES, CONSULTANTS, AND DIRECTORS

        The number of Awards that an employee, director or consultant may receive under the Incentive Plan is at the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the number of shares subject to options granted and the number of shares of restricted stock awarded under the 1996 Incentive Stock Option Plan and, in the case of persons other than officers and directors, the 2001 Non-Statutory Stock Option Plan during the fiscal year ended July 3, 2005 to the persons indicated and (b) the average per share exercise price of such options and fair market value of such shares of restricted stock at the date of award.

                                                                                      NUMBER OF     DOLLAR VALUE OF
                                                     NUMBER OF      AVERAGE PER       SHARES OF       RESTRICTED
                                                      OPTIONS     SHARE EXERCISE     RESTRICTED         STOCK
NAME OF INDIVIDUAL OR GROUP                           GRANTED          PRICE       STOCK  GRANTED      GRANTED(1)
------------------------------------------------   ------------   --------------   --------------   ---------------
Robert H. Swanson, Jr ..........................             --               --          275,000   $    10,188,750
Lothar Maier ...................................        150,000   $        35.61           33,000   $     1,222,650
David B. Bell ..................................         75,000   $        36.12           34,750   $     1,287,488
Paul Coghlan ...................................         70,000   $        37.03           61,250   $     2,269,313
Donald E. Paulus ...............................         35,000   $        36.12           26,250   $       972,563
All executive officers,  as a group ............        455,000   $        36.18          594,750   $    22,035,488
All directors who are not executive officers,
 as a group ....................................         80,000   $        37.05               --                --
All employees who are not executive officers,
 as a group ....................................      3,677,250   $        36.66          983,690   $    36,445,715

----------
(1) Based upon a fair market value of the Company's common stock of $37.05 per share on the date of grant.

FEDERAL TAX ASPECTS

        The following paragraphs are a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

        Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

        Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated other executive officers. In general under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these executives is deductible only to the extent that it does not exceed $1,000,000. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 under the Incentive Plan if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive, and, for Awards other than certain types of stock options, establishing performance criteria that must be met before the Award actually vests or is paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with those Awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

                                 PROPOSAL THREE

                APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

        The stockholders are being asked to approve a new employee stock purchase plan, the 2005 Employee Stock Purchase Plan (the "Purchase Plan"). The Company's current 1986 Employee Stock Purchase Plan expires in 2006, after which shares may not be issued under it.

        The Board of Directors has determined that it remains in the best interest of the Company and its stockholders to have an employee stock purchase plan. Such a plan allows broader participation by employees of the Company and its subsidiaries at all levels in equity compensation than might otherwise be possible under the Company's equity plans, especially in light of possible changes that are expected to occur in equity compensation practices in the Company's industry as a result of the new rules requiring expensing of equity compensation. An employee stock purchase plan also provides participants with an alternate way to acquire equity in the Company through payroll deductions. As of September 6, 2005, there were 987 employees participating in the offering period then in progress under the predecessor 1986 Employee Stock Purchase Plan. In the most recently completed offering period, 966 employees participated, purchasing 114,612 shares of common stock (with a value of $3,483,059 on the date of purchase) at a purchase price of $30.39 per share. No executive officers or directors currently participate in the 1986 Employee Stock Purchase Plan.

        The total number of shares to be available for issuance under the plan is 1,000,000. To date, the Purchase Plan has not commenced operation, and no shares have been issued under it. The maximum number of shares that may be issued to any one participant in any six-month offering period under the Purchase Plan is currently 300, and in some cases may be even less.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

        The approval of the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

SUMMARY OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

        The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.

    General

        The Purchase Plan was adopted by the Board of Directors in July 2005. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase the Company's common stock through payroll deductions.

    Administration

        The Purchase Plan may be administered by the Board or a committee appointed by the Board (referred to in either case below as the "Administrator"). All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

    Eligibility

        Each of the Company's employees and the employees of the Company's designated subsidiaries who is a common law employee and whose customary employment with the Company or subsidiary is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan. No employee, however, may participate in the Purchase Plan (i) to the extent that, at the commencement of an offering period, the employee would own 5% or more of the total combined voting power of all classes of the Company's capital stock, or (ii) to the extent that his or her rights to purchase stock under all of the Company's employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the beginning of the applicable offering period) in any calendar year. Under the Purchase Plan, as the Board intends to implement it, directors and officers of the Company may not participate, although the Administrator has the power to change this for future offering periods.

    Offering Period

        The Purchase Plan operates in successive offering periods with the length of each period determined by the Administrator up to twenty-seven months. As currently operated, offering periods last approximately six months, running from approximately May 1 to October 31 and November 1 to April 30; provided, however, that the first offering period under the Purchase Plan will commence with the first trading day on or after the date stockholders approve the Purchase Plan, but in no event earlier than the effective date of the filing of a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the Purchase Plan. The Administrator has the power at any time to change the length of the offering periods, to subdivide each offering period into multiple purchase periods, and to have multiple offering periods running at one time.

        To participate in the Purchase Plan, an eligible employee must authorize payroll deductions under the Purchase Plan. The Purchase Plan provides that payroll deductions may not be less than 5% and may not exceed 10% of a participant's compensation during the offering period, subject to further limitation determined by the Administrator. Currently, the Administrator has specified that employees can choose one of only two levels of payroll deductions
- either 5% or 10% of compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee's employment with the Company (or the designated subsidiary) terminates. Technically, at the beginning of each offering period, each participant is granted an option to purchase shares of common stock. The option is automatically exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period, unless the participant's employment with the Company (or the designated subsidiary) terminates earlier.

    Purchase Price

        The Purchase Price permits shares of the Company's common stock to be purchased at a purchase price of 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of a purchase period, if an offering period consists of more than one purchase period, or the last day of the offering period itself, if it consists of only one purchase period. Given the effects of the recent changes in the accounting for employee equity compensation, however, the Board of Directors currently intends to implement the Purchase Plan such that shares are purchased at a purchase price of 85% of the fair market value of the common stock only on the last day of the offering period. The administrator may change this implementation, or reduce the amount of the discount for fair market value, at any time for future offering periods. The fair market value of the Company's common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and ask prices if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

    Payment of Purchase Price; Payroll Deductions

        The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The number of shares of the Company's common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 300 shares during any offering period, although the Administrator has the ability to change that limit. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease the rate of payroll deductions within limits set by the Administrator.

        All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the Company's general funds, which are used for general corporate purposes. A participant may not make any additional payments into his or her account.

    Withdrawal

        Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to the Company a new enrollment agreement.

    Termination of Employment

        Upon termination of a participant's employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the Purchase Plan, the payroll deductions credited to the participant's account at that time will be returned to him or her or, in the case of death, to the person or persons entitled thereto, and such participant's participation in the Purchase Plan will automatically be terminated.

    Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

        Changes in Capitalization. Subject to any required action by the Company's stockholders, the number of shares reserved under the Purchase Plan, as well as the price per share at which shares may be purchased in a pending purchase period may be appropriately adjusted by the Administrator for any change in the Company's common stock (whether by stock split, reverse stock split, any dividend or other distribution, combination, recapitalization, reorganization, merger, consolidation, split-up, spin-off, repurchase or exchange).

        Dissolution or Liquidation. In the event of the Company's proposed dissolution or liquidation, the Administrator will shorten all purchase and offering periods then in progress by setting a new ending date and all pending purchase and offering periods will end on that date. The new ending date must be prior to the dissolution or liquidation. If the Administrator shortens any purchase or offering period then in progress, the Administrator will notify each participant to the new ending date that the ending date has been changed to the new date and that purchases under the Purchase Plan will occur automatically on that new date, unless the participant has withdrawn from the offering period.

        Merger or Change of Control. In the event of any merger or "change of control," as defined in the Purchase Plan, the successor corporation, or a parent or subsidiary of the successor corporation, may assume or substitute for each pending offering period under the Purchase Plan. In the event the successor corporation refuses to assume or substitute for such offering periods, the Administrator will shorten all purchase and offering periods then in progress by setting a new ending date and all purchase and offering periods will end on the new ending date. The new exercise date must be prior to the effective date of the merger or change of control. If the Administrator shortens any purchase or offering period then in progress, the Administrator will notify each participant prior to the new ending date that the ending date has been changed to the new date and that purchase under the Purchase Plan will occur automatically on that new date, unless the participant has withdrawn from the offering period.

    Amendment and Termination of the Plan

        The Administrator may at any time terminate or amend the Purchase Plan, including the term of any offering period then outstanding. Generally, no such termination can adversely affect offering periods then in progress, other than as discussed above.

FEDERAL TAX ASPECTS

        The following paragraphs are a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the shares purchased under the Purchase Plan.

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until he or she sells or otherwise disposes the shares purchased under the Purchase Plan. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the length of time the participant has held those shares. If the shares are sold or otherwise disposed of more than both (i) two years from the first day of the applicable offering period and (ii) one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain or loss will be treated as long-term capital gain or loss.

        If the shares are sold or otherwise disposed of before the expiration of the holding periods above, the participant will recognize ordinary income measured generally as the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.

        The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                  PROPOSAL FOUR

               REAPPROVAL OF THE 1996 SENIOR EXECUTIVE BONUS PLAN

        The Board of Directors has previously adopted, and the stockholders have previously approved, the 1996 Senior Executive Bonus Plan (the "Bonus Plan"). The stockholders are being asked to approve the Bonus Plan again, so that the Company may use the Bonus Plan to achieve its goals and continue to receive a tax deduction for certain compensation paid under the Bonus Plan. The Bonus Plan is subject to the reapproval of a majority of the shares of common stock that are present in person or by proxy at the Annual Meeting.

        The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The summary is qualified in its entirety by reference to the Bonus Plan as set forth in Appendix C.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

        The reapproval of the 1996 Senior Executive Bonus Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

        THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS VOTING "FOR" THE REAPPROVAL OF THE 1996 SENIOR EXECUTIVE BONUS PLAN.

SUMMARY OF THE 1996 SENIOR EXECUTIVE BONUS PLAN

    Purpose

        The purpose of the Bonus Plan is to motivate key executives to perform to the best of their abilities and to achieve the Company's objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.

        The Bonus Plan also is designed to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to its Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year, unless it is "performance-based" under Section 162(m), in which case the Company can still receive a federal income deduction for the compensation even if it is more than $1 million. The Bonus Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company's federal income tax return.

    Eligibility to Participate

        The Compensation Committee of the Board selects which of the Company's officers will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. However, it is expected that approximately five executives will participate in the Bonus Plan in any year.

    Target Awards and Performance Goals

        Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant's target award is expressed as a percentage of his or her base salary, which for these purposes is defined as the lesser of (i) 125% of the participant's annual base salary on the first day of the fiscal year, or

(ii) the participant's annual base salary on the last day of the fiscal year. The performance goals require the Company's achievement of objectives for one or both of:

        o       Annual revenue, and

        o       Operating income expressed as a percent of sales.

    Actual Awards

        After the performance period ends, the Compensation Committee certifies the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant's target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5 million per person for any fiscal year, even if the formula otherwise indicates a larger award.

        Generally, if a participant terminates employment before the end of the performance period in which the bonus is to be earned, he or she will not be entitled to payment of a bonus for the performance period. However, if such termination is due to an employee's retirement, disability or death, the Compensation Committee has discretion to pay out part or all of the award otherwise earned.

    Administration, Amendment and Termination

        The Compensation Committee administers the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under section 162(m). Subject to the terms of the plan, the Compensation Committee has sole discretion to:

        o       select the officers who will receive awards;

        o       determine the target award for each participant;

        o determine the performance goals that must be achieved before any actual awards are paid;

        o determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and

        o       interpret the provisions of the Bonus Plan.

        The Board may amend or terminate the plan at any time and for any reason. An amendment also may be submitted for stockholder approval if necessary to maintain the Bonus Plan's compliance with Section 162(m).

        During fiscal 2005, the participants in the Bonus Plan were Messrs. Swanson, Maier, Bell, Coghlan and Paulus. The amounts paid to these executive officers under the Bonus Plan for fiscal 2005 are set forth in the Summary Compensation Table in the Executive Officer Compensation section of this proxy statement.

                                  PROPOSAL FIVE

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending July 2, 2006, and recommends that the stockholders vote for ratification of such appointment. Although action by the stockholders is not required by law, the Board of Directors believes that it is desirable to request approval of this selection by the stockholders. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and are expected to be available to respond to appropriate questions from stockholders.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING THE FISCAL YEAR ENDED JULY 3, 2005

                                                FEES PAID TO ERNST & YOUNG
                                                --------------------------
                                                   2004            2005
                                                ----------      ----------
Audit Fees(1) ...............................   $  259,000      $  643,000
Audit-Related Fees(2) .......................   $    6,500      $    5,000
Tax Fees(3) .................................   $  174,000      $  126,000
All Other Fees(4) ...........................   $       --      $       --

----------
(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements and review of the interim consolidated financial statements included in the Company's public reports and any other services that Ernst & Young normally provides to clients in connection with statutory and regulatory filings and accounting consultations in connection with the annual audit of the consolidated financial statements.
(2) Audit-Related Fees consist of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements but that are not reported under "Audit Fees." The services for the fees disclosed under this category are for procedures performed related to the Company's filing to comply with California environmental regulations.
(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, advice and planning.
(4) All Other Fees consist of fees for products and services other than those reported above.

PRE-APPROVAL PROCESS FOR AUDITOR SERVICES

        All services that have been rendered by Ernst & Young LLP are permissible under applicable laws and regulations. The Audit Committee pre-approves all audit and non-audit services. The Audit Committee pre-approved all audit and non-audit services for which the fees identified in the above tables were incurred.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

        The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 2, 2006.

                        BENEFICIAL SECURITY OWNERSHIP OF
        DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS

SECURITY OWNERSHIP

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock, as of the Record Date, by (a) each beneficial owner of more than 5% of the Company's common stock, (b) the Company's Executive Chairman and former Chief Executive Officer, the Company's current Chief Executive Officer and the Company's three other most highly compensated executive officers during fiscal 2005 (collectively, the "Named Executive Officers"), (c) each director of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                                 COMMON STOCK
                                                                    --------------------------------------
                                                                    AMOUNT AND NATURE
                                                                      OF BENEFICIAL         PERCENTAGE
                        BENEFICIAL OWNER                                OWNERSHIP       BENEFICIALLY OWNED
-----------------------------------------------------------------   -----------------   ------------------
Capital Research and Management Company (1) .....................        35,894,000            11.69%
  333 South Hope Street
  Los Angeles, CA 90071
Robert H. Swanson, Jr. (2) ......................................         2,443,066             *
Lothar Maier (3) ................................................           575,128             *
David Bell (4) ..................................................           350,838             *
Paul Coghlan (5) ................................................           974,090             *
Donald E. Paulus (6) ............................................           118,041             *
David S. Lee (7) ................................................           132,000             *
Leo T. McCarthy (8) .............................................           169,800             *
Richard M. Moley (9) ............................................           132,000             *
Thomas S. Volpe (10) ............................................           196,000             *
All directors and executive officers as a group (16 persons) (11)         8,341,749             2.66%

----------
*     Less than one percent of the outstanding common stock.
(1) Based on information reported on Schedule 13F filed with the Securities and Exchange Commission as of June 30, 2005.
(2) Includes (i) 147,334 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila
      L. Swanson Trust U/T/A dated May 27, 1976, (ii) 56,333 shares issued in the name of Robert H. Swanson, Jr. Trustee, Robert H. Swanson, Jr. Annuity, Trust 1, U/A June 17, 2002, (iii) 56,333 shares issued in the name of Robert H. Swanson, Jr. Trustee, Sheila L. Swanson Annuity, Trust 1, U/A June 17, 2002, (iv) 2,091,400 shares issuable pursuant to options exercisable within 60 days of September 6, 2005 and (v) 91,666 shares subject to a restricted stock purchase agreement dated July 20, 2004.
(3) Includes 536,060 shares issuable pursuant to options exercisable within 60 days of September 6, 2005 and 22,000 shares subject to a restricted stock purchase agreement dated July 20, 2004.
(4) Includes (i) 339 shares issued in the name of David Bundy Bell and Bonnie Jean Bell, Trustees of the Bell Revocable Trust dated September 30, 1997,
      (ii) 319,890 shares issuable pursuant to options exercisable within 60 days of September 6, 2005 and (iii) 23,166 shares subject to a restricted stock purchase agreement dated July 20, 2004.
(5) Includes 848,690 shares issuable pursuant to options exercisable within 60 days of September 6, 2005 and 40,833 shares subject to a restricted stock purchase agreement dated July 20, 2004.
(6) Includes 100,280 shares issuable pursuant to options exercisable within 60 days of September 6, 2005 and 17,500 shares subject to a restricted stock purchase agreement dated July 20, 2004.
(7) Consists of 132,000 shares issuable pursuant to options exercisable within 60 days of September 6, 2005.
(8) Includes 18,000 shares issued in the name of Leo and Jacqueline McCarthy LLC and 15,000 shares issued in the name of the McCarthy Grandchildren's Trust. Also includes 100,000 shares issuable pursuant to options exercisable within 60 days of September 6, 2005.
(9) Consists of 132,000 shares issuable pursuant to options exercisable within 60 days of September 6, 2005.
(10) Consists of 196,000 shares issuable pursuant to options exercisable within 60 days of September 6, 2005.

(11) Includes 6,895,540 shares issuable pursuant to options exercisable within 60 days of September 6, 2005 and 318,170 shares subject to restricted stock purchase agreements dated July 20, 2004.

                            SECURITIES AUTHORIZED FOR
                    ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of July 3, 2005 about shares of the Company's common stock that may be issued upon exercise of outstanding options, warrants and rights under all of the Company's existing equity compensation plans, including the 1986 Employee Stock Purchase Plan, the 1988 Stock Option Plan, 1996 Incentive Stock Option Plan and the 2001 Non-Statutory Stock Option Plan, and the number of shares of common stock that remain available for future issuance under these plans.

                                                                                                 NUMBER OF SECURITIES
                                                                                                REMAINING AVAILABLE FOR
                                                                                                 FUTURE ISSUANCE UNDER
                                                                                                  EQUITY COMPENSATION
                                                                                                   PLANS (EXCLUDING
                                              NUMBER OF SECURITIES       WEIGHTED-AVERAGE      SECURITIES ISSUABLE UPON
                                             ISSUABLE UPON EXERCISE      EXERCISE PRICE OF      EXERCISE OF OUTSTANDING
                                            OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,        OPTIONS, WARRANTS
              PLAN CATEGORY                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS           AND RIGHTS)
---------------------------------------     -----------------------    --------------------    ------------------------
Equity compensation plans approved by
   security holders....................            24,116,955               $     26.55                4,175,542(1)
Equity compensation plans not approved
   by security holders.................            15,602,673(2)            $     33.80               13,749,409(2)
                                                -------------                                      -------------
   Total...............................            39,719,628               $     29.40               17,924,951
                                                =============                                      =============

----------
(1) The stockholders are being asked at the Annual Meeting to approve the adoption of a new 2005 Equity Incentive Plan and adoption of a new 2005 Employee Stock Purchase Plan, superseding the Company's 1996 Incentive Stock Option Plan and 1986 Employee Stock Purchase Plan, respectively. If the new 2005 Equity Incentive Plan is approved by the stockholders, the shares remaining available for future grant under the 1996 Incentive Stock Option Plan (and not subject to outstanding options or other rights) at that time will be transferred to the new plan. In addition, an aggregate of 3,500,000 additional shares will be made available for issuance under the new plans. See "Proposal Two - Approval of the 2005 Equity Incentive Plan" and "Proposal Three - Approval of the 2005 Employee Stock Purchase Plan."
(2) The numbers of shares indicated consist of shares issued or available for future issuance, as appropriate, pursuant to the Company's 2001 Non-Statutory Stock Option Plan, which does not require the approval of and has not been approved by stockholders. Executive officers and directors of the Company are not eligible to participate under the 2001 Non-Statutory Stock Plan. See the description of the 2001 Non-Statutory Stock Option Plan below.

1996 INCENTIVE STOCK OPTION PLAN

        The Company's 1996 Incentive Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in July 1996 and was approved by the Company's stockholders in November 1996. The 1996 Plan provides for the granting to employees, including officers, of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of nonqualified stock options. Incentive stock options may be granted only to employees, including employee directors and officers.

        Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1996 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of common stock. Notwithstanding this limit, however, in connection with an individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of common stock.

        The exercise price of an option is determined at the time the option is granted. Generally, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the common stock on the date the option is granted. Nonqualified stock options, however, may be granted with a per share exercise price of less than 100% of the fair market value of the Company's common stock on the date the option is granted; provided that if a nonqualified stock option is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price may not be less than 100% of fair market value. Options granted under the 1996 Plan generally vest at a rate of 1/10th of the shares subject to the option after each six month period of continued service to the Company; however, the vesting schedule can change on a grant-by-grant basis. The 1996 Plan provides that vested options may be exercised for 3 months after any termination of employment and for up to 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The 1996 Plan permits options to be exercised with cash, check, other shares of the Company's stock, consideration received by the Company under a "cashless exercise" program or certain other forms of consideration.

        In the event that the Company merges with or into another corporation, or sells substantially all of its assets, the 1996 Plan provides that each outstanding option must be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. Unless terminated sooner, the 1996 Plan will terminate automatically in July 2006, although any options then outstanding under the plan will remain outstanding and exercisable for their term. It is the Company's intention, if the stockholders approve the adoption of the 2005 Equity Incentive Plan at the Annual Meeting, to transfer all shares remaining available for future grant at that time to the 2005 Equity Incentive Plan and not to grant additional options or rights under the 1996 Plan. As of September 6, 2005, there were 32,000,000 shares of common stock reserved for issuance under the 1996 Plan, of which 18,921,585 shares were subject to outstanding options and 3,954,087 shares remained available for future grant.

1988 STOCK OPTION PLAN

        The 1988 Stock Option Plan (the "1988 Plan") has terms substantially the same as the terms of the 1996 Plan. The Company no longer grants options under this plan. As of September 6, 2005, there were 4,821,920 shares of common stock subject to outstanding options under the 1988 Plan.

1986 EMPLOYEE STOCK PURCHASE PLAN

        The 1986 Employee Stock Purchase Plan (the "1986 Purchase Plan") was adopted by the Board of Directors in April 1986 and approved by the stockholders in May 1986. A total of 8,400,000 shares of the Company's common stock have been reserved for issuance under the 1986 Purchase Plan, of which 480,664 remained available for future issuance as of September 6, 2005. The 1986 Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase common stock through payroll deductions at the end of each offering period. The 1986 Purchase Plan is implemented by consecutive offering periods of approximately six months each, ending on the last trading day of fiscal months April and October of each year. For offering periods through the offering period commenced in April 2005, the purchase price per share of the shares offered is the lower of 85% of the fair market value of the common stock on the first day of an offering period or 85% of the fair market value of the common stock on the last day of that offering period. For offering periods starting with the offering period commencing in November 2005, the purchase price per share will be 85% of the fair market value of the common stock on the last day of each offering period. The purchase price for the shares is accumulated during the offering period by payroll deductions. As the 1986 Purchase Plan is currently administered, deductions must be either 5% or 10% of a participant's eligible compensation for any given offering period.

        All persons who are employed by the Company on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the 1986 Purchase Plan. A participant may discontinue his or her participation in the 1986 Purchase Plan at any time during the offering period, and participation ends automatically on termination of employment with the Company. The maximum number of shares a participant may purchase under the 1986 Purchase Plan is 300 shares per offering period, and the maximum dollar value of the shares purchasable cannot exceed $25,000 in any calendar year. Notwithstanding the foregoing, no employee is permitted to participate in the 1986 Purchase Plan if, taking into account such participation, the employee would own or have the right to acquire 5% or more of the voting power or value of all classes of stock of the Company or any of its subsidiaries. Unless terminated sooner, the 1986 Purchase Plan will terminate in May 2006. It is the Company's intention, if the stockholders approve the adoption of the 2005 Employee Stock Purchase Plan at the Annual Meeting, to terminate the 1986 Purchase Plan at the end of the offering period commencing in November 2005.

2001 NON-STATUTORY STOCK OPTION PLAN

        In fiscal 2001, the Board of Directors approved the 2001 Non-Statutory Stock Option Plan (the "2001 Plan"). The 2001 Plan provides for the granting of non-qualified stock options to employees and consultants. The Company cannot grant options under the 2001 Plan to directors or executive officers of the Company. Options granted under the 2001 Plan generally vest at a rate of 1/10th of the shares subject to the option after each six month period of continued service to the Company; however, the vesting schedule can change on a grant-by-grant basis. The 2001 Plan provides that vested options may be exercised for 3 months after any termination of employment and for up to 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The 2001 Plan permits options to be exercised with cash, check, other shares of the Company's stock, consideration received by the Company under a "cashless exercise" program or certain other forms of consideration. In the event that the Company merges with or into another corporation, or sells substantially all of the Company's assets, the 2001 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of September 6, 2005, there were a total of 30,000,000 shares of common stock reserved for issuance under the 2001 Plan, of which 15,960,014 were subject to outstanding options and 13,266,182 shares remain reserved for future issuance.

                         EXECUTIVE OFFICER COMPENSATION

        The following table sets forth all compensation received by the Named Executive Officers for services rendered to the Company in all capacities, for the three fiscal years ended July 3, 2005:

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                 ---------------------------------------------     -------------------------------------------
                                                                                     RESTRICTED     SECURITIES      ALL OTHER
  NAME AND PRINCIPAL     FISCAL                                 OTHER ANNUAL            STOCK       UNDERLYING    COMPENSATION
       POSITION           YEAR    SALARY ($)   BONUS ($)(1)   COMPENSATION ($)      AWARDS($)(2)    OPTIONS (#)      ($)(3)
----------------------   ------  -----------   ------------   ----------------     --------------   -----------   ------------
Robert H. Swanson, Jr.    2005   $   343,787   $  2,256,700   $        334,308(4)  $   10,188,750            --   $     27,398
   Executive Chairman     2004       337,625      2,054,894            372,548(4)             --        200,000         21,668
                          2003       334,751      1,352,127            239,556(4)             --        381,400         17,112
Lothar Maier..........    2005   $   339,991   $  1,607,970                 --     $    1,222,650       150,000   $     24,240
   Chief Executive        2004       289,365        939,680                 --                 --       200,000         18,776
   Officer                2003       263,846        485,992                 --                 --       100,060         15,139
                                                                            --
David B. Bell.........    2005   $   284,324   $  1,548,422                 --     $    1,287,488        75,000   $     24,295
   President              2004       247,906        909,433                 --                 --       100,000         19,078
                          2003       200,129        471,155                 --                 --        78,890         15,448
Paul Coghlan..........    2005   $   331,781   $  1,718,575                 --     $    2,269,313        70,000   $     25,249
   Vice President,        2004       304,673      1,170,569                 --                 --        70,000         19,519
   Finance and Chief      2003       287,886        803,447                 --                 --       146,690         15,859
   Financial Officer
Donald E. Paulus (5)..    2005   $   232,654   $    630,948                 --     $      972,563        35,000   $     24,545
   Vice President and     2004       204,545        402,390                 --                 --        35,000         19,409
   General Manager of     2003            --             --                 --                 --            --             --
   Power Products

----------
(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.
(2) Dollar value of shares of restricted stock awarded. The fair market value of the common stock on the day of the awards was $37.05 per share. Shares of restricted stock vest annually over a three-year period (subject, in the case of Mr. Swanson, to the terms of his employment agreement, as described under "Employment Agreements"), provided that the recipient continues to be an employee of the Company on each vesting date. Recipients receive dividends on the shares during the vesting period. The original number of shares of restricted stock originally awarded to each of the Named Executive Officers and the fair market value of those shares as of the last trading day in fiscal 2005 are as follows: Mr. Swanson - 275,000 shares (fair market value - $10,054,000), Mr. Maier - 33,000 shares (fair market value - $1,206,480), Mr. Bell - 34,750 shares (fair market value - $1,270,460), Mr. Coghlan - 61,250 shares (fair market value
      - $2,239,300), and Mr. Paulus - 26,250 shares (fair market value - $959,700). As of July 3, 2005, all shares originally awarded to the Named Executive Officers continue to be held by them, except for Mr. Swanson, who held 183,333 shares of his restricted stock award at such date.
(3) Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned during the fiscal year.
(4) Represents the imputed value of personal use of the Company's airplane by Mr. Swanson during the applicable fiscal year.
(5) Mr. Paulus became an executive officer of the Company at the start of fiscal 2004.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended July 3, 2005.

                                                     INDIVIDUAL GRANTS
                                   -----------------------------------------------------
                                                   PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                                    NUMBER OF    TOTAL OPTIONS                             ASSUMED ANNUAL RATES OF STOCK
                                   SECURITIES      GRANTED TO    EXERCISE                        PRICE APPRECIATION
                                   UNDERLYING     EMPLOYEES IN   PRICE PER                       FOR OPTION TERM (3)
                                     OPTIONS         FISCAL        SHARE      EXPIRATION   -----------------------------
            NAME                   GRANTED(#)        YEAR(1)       ($/SH)       DATE(2)       5%($)            10%($)
-----------------------------      ----------    -------------   ---------    ----------   -----------      ------------
Robert H. Swanson, Jr........              --               --          --            --            --                --
Lothar Maier.................         150,000             2.59%  $   35.61      04/20/12   $ 7,516,500      $ 10,408,500
David B. Bell................          75,000             1.30%  $   36.12      10/14/14   $ 4,413,000      $  7,026,750
Paul Coghlan.................          70,000             1.21%  $   37.03      01/18/12   $ 3,647,000      $  5,051,200
Donald E. Paulus.............          35,000             0.60%  $   36.12      10/14/14   $ 2,059,400      $  3,279,150

----------
(1) The Company granted to employees in fiscal 2005 options to purchase 5,790,690 shares of common stock.
(2) Options may terminate before their expiration upon the termination of optionee' s status as an employee, director or consultant, the optionee' s death or disability or an acquisition of the Company.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term at the annual rate specified (5% and 10%). In the case of Messrs. Bell's and Paulus's options, the option term is ten years. Options granted to the other executive officers have terms of seven years. Annual compounding results in total appreciation of approximately 63%% (at 5% per year) and 159% (at 10% per year) for the ten-year options and approximately 41% and 95% for the seven-year options. If the price per share of the Company's common stock were to increase from the prices at the date of the above grants ($36.12 per share) over the next 10 years, the resulting stock prices at 5% and 10% appreciation would be approximately $58.84 per share at 5% and approximately $93.69 per share at 10%, respectively. If the price per share of the Company's common stock were to increase from the prices at the date of the above grants ($35.61 and $37.03 per share) over the next seven years, the resulting stock prices at 5% and 10% appreciation would be approximately $52.10 and $50.11 per share at 5% and approximately $72.16 and $69.39 per share at 10%, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth.

OPTION EXERCISES AND HOLDINGS

        The following table provides information with respect to option exercises in fiscal 2005 by the Named Executive Officers and the value of such officers' unexercised options at July 3, 2005.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SHARES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                           OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                       SHARES                          FISCAL YEAR-END(#)         FISCAL YEAR-END ($) (2)
                                    ACQUIRED ON       VALUE       ---------------------------  -----------------------------
            NAME                    EXERCISE (#)  REALIZED($)(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------------------------     ------------  --------------  -----------   -------------  -------------   -------------
Robert H. Swanson, Jr..........           38,000  $    1,284,047    1,134,969          96,431  $  21,312,208   $   1,109,921
Lothar Maier...................               --              --      276,825         213,235  $   2,111,309   $     515,085
David B. Bell..................               --              --      211,648         162,242  $   2,592,353   $     409,680
Paul Coghlan...................               --              --      607,361          49,329  $  13,852,150   $     567,777
Donald E. Paulus...............               --              --       82,336          89,444  $     174,272   $     135,165

----------
(1) Market value of underlying securities on the exercise date, minus the exercise price.
(2) Value is based on the last reported sale price of the common stock on the Nasdaq National Market of $36.56 per share on July 1, 2005 (the last trading day for fiscal 2005), minus the exercise price.

EMPLOYMENT AGREEMENTS

        In January 2002, the Company entered into employment agreements with Mr. Swanson, its Executive Chairman and then Chief Executive Officer, Mr. Coghlan, its Chief Financial Officer and certain other officers at the time.

      Employment Agreement with the Executive Chairman and Former Chief Executive Officer

        Mr. Swanson's employment agreement provided for an annual base salary of $345,000 at the time the agreement was entered into. Mr. Swanson's annual base salary was subject to annual adjustment by the Compensation Committee, and was subsequently increased to $405,000 from the original amount. Mr. Swanson's employment agreement also entitled him to bonuses pursuant to his participation in the Company's 1996 Senior Executive Bonus Plan and Key Employee Incentive Bonus Plan.

        In January 2005, Mr. Swanson voluntarily resigned as Chief Executive Officer, but agreed, at the request of the Board of Directors, to remain as Executive Chairman of the Board with duties requiring one to two days per week of Mr. Swanson's time. Pursuant to his employment agreement Mr. Swanson continues to receive his existing salary and bonus pro rated based on the number of full days Mr. Swanson performs services as Executive Chairman throughout each fiscal year, but his bonus may not exceed 50% of the target bonus for the relevant period. In addition, Mr. Swanson's benefits continue, and his stock options and restricted stock now vest at twice the rate, as if he had continued as Chief Executive Officer.

        If, in the future, Mr. Swanson is involuntarily terminated as Executive Chairman of the Board for any reason other than cause (as defined in his employment agreement) or if he voluntarily resigns as an employee and as Executive Chairman, then 100% of his stock options and restricted stock will immediately vest, and he will receive continued payment of one year's base salary and annual target bonus payments. In addition, the Company will pay Mr. Swanson's group health and dental plan continuation coverage premiums until the earlier of 18 months from his termination and such time as Mr. Swanson and his dependents are covered by similar plans of a new employer.

        If there is a change of control of the Company (as defined in his employment agreement), Mr. Swanson will receive similar benefits to those he is entitled to receive if he is involuntarily terminated by the Company other than for cause or if he voluntarily resigns as an employee and Executive Chairman of the Board, including immediate vesting in full of his options and restricted stock and payment of one year's salary and annual target bonus in a lump sum within five days of the change of control, whether or not he is terminated without cause or he resigns for good reason.

        If Mr. Swanson should die while employed by the Company, 50% of his then unvested restricted stock and options will vest immediately.

        The Company has a fractional ownership in two different aircraft operated by NetJets, Inc. So long as Mr. Swanson is Executive Chairman of the Board, he is entitled to use the Company's airplane for personal use for up to 35% of the available flight time in any year. To the extent use of the airplane results in imputed taxable income to Mr. Swanson, the Company will make additional payments to him, so that the net effect is the same as if no income were imputed to him.

        If payments to Mr. Swanson under his employment agreement (together with any other payments or benefits Mr. Swanson receives) would trigger the excise tax provisions of Sections 280G and 4999 of the Code, Mr. Swanson will be paid an additional amount so that he receives, net of the excise taxes, the amount he would otherwise have been entitled to receive in their absence.

        Employment Agreement with Chief Financial Officer

        The employment agreement with Mr. Coghlan, the Company's Chief Financial Officer, provided for an annual base salary of $285,000 at the time the agreement was entered into. Mr. Coghlan's annual base salary is subject to annual adjustment by the Board of Directors, and has been subsequently increased to $330,000 from the original amount. He is also entitled to bonuses pursuant to the Company's 1996 Senior Executive Bonus Plan and Key Employee Incentive Bonus Plan.

        If Mr. Coghlan is involuntarily terminated by the Company for any reason other than cause (as defined in his employment agreements) or if he voluntarily resigns with good reason (as defined in the employment agreements), then he will receive continued payments of his base salary and bonus for six months, and his stock options and restricted stock will immediately vest to the extent they would have vested had he remained employed by the Company for an additional six months. In addition, the Company will pay Mr. Coghlan's group health and dental plan continuation coverage premiums until the earlier of six months from his termination and such time as he and his dependents are covered by similar plans of a new employer.

        If, after a change of control (as defined in the employment agreements), Mr. Coghlan is involuntarily terminated for any reason other than cause, or if he voluntarily resigns with good reason, then 50% of his then unvested stock options and restricted stock will immediately vest, and he will receive continued payments of one year's base salary and 50% of his bonus. In addition, the Company will pay Mr. Coghlan's group health and dental plan continuation coverage premiums until the earlier of twelve months from his termination and such time as he and his dependents are covered by similar plans of a new employer.

        If Mr. Coghlan should die while employed by the Company, 50% of his then unvested restricted stock and options will vest immediately.

        If payments to Mr. Coghlan under his employment agreement (together with any other payments or benefits he receives) would trigger the excise tax provisions of Sections 280G and 4999 of the Code, and such payments are less than 3.59 multiplied by his "base amount" (as defined in Section 280G), then the payments will be reduced so that no portion of the payments will be subject to excise tax under Section 4999. If payments under Mr. Coghlan's employment agreement (together with any other payments or benefits he receives) would exceed 3.59 multiplied by his "base amount," then Mr. Coghlan will be paid an additional amount so that he receives, net of the excise taxes, the amount he would otherwise have been entitled to receive in their absence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership on Form 3 and of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and ten percent stockholders are also required by Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.

        The Company reviews copies of any such forms and amendments it receives, as well as written representations from certain reporting persons that no Forms 5 were required for such persons. Based solely upon this review, the Company believes that its executive officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended July 3, 2005, except that Mr. Nickson, the Company's Vice President, North America Sales, inadvertently omitted to report 223 shares of common stock held by him on his original Form 3 filing in 2001. The Form 3 was corrected in October 2004.

                                PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend-reinvested basis, for Linear Technology Corporation, the Nasdaq National Market, the Nasdaq Electronic Components Stocks (the "NECS") and the S&P 500. The graph assumes that $100 was invested in the Company's common stock, in the Nasdaq National Market, in the NECS and in the S&P 500 on the last trading day of the Company's 2000 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                              [CHART APPEARS HERE]

                        June 2000    June 2001    June 2002    June 2003    June 2004    June 2005
                        ---------    ---------    ---------    ---------    ---------    ---------
LLTC ...............      100           69           49           51           62           57
Nasdaq .............      100           54           37           41           52           52
NECS ...............      100           37           22           25           34           29
S&P 500 ............      100           85           70           70           83           89

                             AUDIT COMMITTEE REPORT

        The following is the Audit Committee's report submitted to the Board of Directors for the fiscal year ended July 3, 2005.

        The Audit Committee of the Board of Directors has:

        o reviewed and discussed the Company's audited financial statements for the fiscal year ended July 3, 2005 with the Company's management;

        o discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the materials required to be discussed by Statement of Auditing Standard 61; and

        o reviewed the written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board No. 1 and discussed with Ernst & Young LLP its independence.

        Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent registered public accounting firm and the Company's management, the Audit Committee has recommended to the Board of Directors that the Company's financial statements for the fiscal year ended July 3, 2005 be included in the Company's 2005 Annual Report on Form 10-K.

                                                  Respectfully submitted by:

                                                  THE AUDIT COMMITTEE
                                                  Thomas S. Volpe, Chairman
                                                  David S. Lee
                                                  Leo T. McCarthy
                                                  Richard M. Moley

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION

        The Compensation Committee of the Board of Directors is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.

COMPENSATION PHILOSOPHY

        The Committee has adopted an executive pay-for-performance philosophy covering all executive officers, including the Executive Chairman and the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

COMPENSATION PROGRAM

        The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

      Cash-Based Compensation

        Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

        Profit Sharing--Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all United States employees.

        Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the size of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.

        In 1996, the Company adopted the 1996 Senior Executive Bonus Plan to facilitate, under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's most highly compensated executive officers. In fiscal 2005, the participants included

Messrs. Swanson, Maier, Bell, Coghlan and Paulus. In fiscal 2006, the plan will include the Chief Executive Officer and each of the Company's four other most highly compensated executive officers. The maximum amount payable to any individual in any one year under the plan is $5 million.

      Equity-Based Compensation

        Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options generally vest over a five-year period to encourage option holders to continue in the employ of the Company. Over 40% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options already held by the individual.

        Restricted Stock-- During fiscal 2005, the Company implemented a restricted stock program. Under the terms of the program, the Company grants certain employees, including its executive officers, discount options with an exercise price equal to the par value of its common stock, which is $0.001 per share. Upon exercise, participants receive shares of restricted stock that are subject to a right of repurchase in favor of the Company that lapses annually over a three year period from the date of grant. Participants are entitled to receive dividends on the shares of restricted stock during the vesting period. The restricted stock program was implemented to encourage employee retention.

        Commencing on July 4, 2005, the beginning of fiscal 2006, the Company is subject to the requirements set forth in FASB 123R Stock-based Compensation and, accordingly, will record a charge to its income statement in future periods for the estimated value of stock-based compensation and awards. The Company views stock-based compensation as essential in hiring and retaining professional talent and in directing the efforts of these key employees to maximize long-term total return to stockholders. In granting stock-based compensation going forward, the Company will attempt to attract and retain key employees while being cognizant of the effects such grants will have on charges to its income statement. Depending on both the performance of the Company's common stock and the hiring environment in the Company's industry, the Company may grant stock options, restricted stock, restricted stock units, stock appreciation rights or other awards as deemed appropriate to meet its employment and financial performance objectives.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Committee uses the same factors and criteria described above for compensation decisions regarding Mr. Swanson, who served as the Company's Chief Executive Officer until January 2005 when he became Executive Chairman, and Mr. Maier, who became Chief Executive Officer at that time.

COMPENSATION LIMITATIONS FOR TAX PURPOSES

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. In 1996, the Company implemented the 1996 Senior Executive Bonus Plan in order to qualify certain bonus payments to the Named Executive Officers as performance-based compensation under Section 162(m). The Committee believes that the implementation of the 1996 Senior Executive Bonus Plan enables the Company to compensate its executive officers in accordance with its pay-for-performance philosophy while maximizing the deductibility of such compensation. However, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

SUMMARY

        The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

                                                  Respectfully submitted by:

                                                  THE COMPENSATION COMMITTEE
                                                  David S. Lee
                                                  Leo T. McCarthy
                                                  Richard M. Moley
                                                  Thomas S. Volpe

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                              BY ORDER OF THE BOARD OF DIRECTORS

Dated: September 26, 2005

Appendix A   --   2005 Equity Incentive Plan

Appendix B   --   2005 Employee Stock Purchase Plan

Appendix C   --   1996 Senior Executive Bonus Plan

APPENDIX A

                          LINEAR TECHNOLOGY CORPORATION

                           2005 EQUITY INCENTIVE PLAN

        1.      Purposes of the Plan. The purposes of this Stock Plan are:

                o to attract and retain the best available personnel for positions of substantial responsibility,

                o to provide incentives to individuals who perform services to the Company, and

                o       to promote the success of the Company's business.

        Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, as the Administrator may determine.

        2. Definitions. As used herein, the following definitions will apply:

                (a) "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

                (b) "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

                (c) "Applicable Laws" means the requirements relating to the administration of equity-based awards or equity compensation programs under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

                (d) "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units.

                (e) "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

                (f) "Award Transfer Program" means any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

                (g)     "Board" means the Board of Directors of the Company.

                (h) "Cash Position" means the Company's level of cash and cash equivalents.

                (i) "Change of Control" means the occurrence of any of the following events:

                        (i) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

                        (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean Directors who either (A) are Directors as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                        (iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                        (iv) The sale of all or substantially all of the assets of the Company determined on a consolidated basis.

                (j) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

                (k) "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with
Section 4 hereof.

                (l)     "Common Stock" means the Common Stock of the Company.

                (m) "Company" means Linear Technology Corporation, a Delaware corporation, or any successor thereto.

                (n) "Consultant" means any person, including an advisor, engaged by the Company or its Affiliate to render services to such entity.

                (o) "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

                (p)     "Director" means a member of the Board.

                (q) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

                (r) "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

                (s) "Employee" means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

                (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (u) "Fair Market Value" means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

                (v)     "Fiscal Year" means a fiscal year of the Company.

                (w) "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                (x) "Net Income" means as to any Performance Period, the income after taxes of the Company for the Performance Period determined in accordance with generally accepted accounting principles, provided that prior to the Performance Period, the Administrator will determine whether any significant item(s) will be included or excluded from the calculation of Net Income with respect to one or more Participants.

                (y) "Non-Employee Director" means a Director who is not employed by the Company or its Parent or a Subsidiary.

                (z) "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

                (aa) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                (bb)"Old Plan" means the Company's 1996 Incentive Stock Option Plan, as amended.

                (cc) "Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation, amortization and other non-cash debits or credits to Net Income (such as expenses relating to equity compensation) less capital expenditures plus changes in working capital.

                (dd) "Operating Income" means the Company's or a business unit's income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

                (ee) "Option" means a stock option granted pursuant to the Plan.

                (ff) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (gg) "Participant" means the holder of an outstanding Award granted under the Plan.

                (hh) "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

                (ii) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

                (jj) "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

                (kk) "Performance Unit" means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

                (ll) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

                (mm)    "Plan" means this 2005 Equity Incentive Plan.

                (nn) "Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

                (oo) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

                (pp) "Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

                (qq) "Return on Equity" means the percentage equal to the Company's Net Income divided by average shareholder's equity, determined in accordance with generally accepted accounting principles.

                (rr) "Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's revenue, determined in accordance with generally accepted accounting principles.

                (ss) "Revenue" means the Company's or a business unit's net sales for a Performance Period, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Performance Period, the Administrator will determine whether any significant item(s) will be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

                (tt) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                (uu) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

                (vv)    "Service Provider" means an Employee, Director or
Consultant.

                (ww) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                (xx) "Stock Appreciation Right" means an Award granted pursuant to Section 7 hereof.

                (yy) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

                (zz) "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share.

        3.      Stock Subject to the Plan.

                (a)     Stock Subject to the Plan. Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 2,500,000 Shares plus any Shares remaining available for issuance pursuant to the Company's Old Plan as of the date upon which this Plan is approved by stockholders together with any Shares that would otherwise return to the Old Plan as a result of termination of options or repurchase of Shares issued under the Old Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

                (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the withholding tax and exercise price associated with an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

        4.      Administration of the Plan.

                (a)     Procedure.

                        (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                        (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                        (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

                        (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

                        (v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

                (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

                        (i) to determine the Fair Market Value of the Common Stock;

                        (ii) to select the Service Providers to whom Awards may be granted hereunder;

                        (iii) to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

                        (iv) to determine the number of Shares to be covered by each Award granted hereunder;

                        (v) to approve forms of agreement for use under the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

                        (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

                        (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                        (ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan. Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 13) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company's stockholders;

                        (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

                        (xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

                        (xii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

                        (xiii) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

                        (xiv)   to implement an Award Transfer Program;

                        (xv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation,
(A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

                        (xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

                (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

        5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company. A Service Provider who has been granted an Award may, if otherwise eligible, be granted additional Awards.

        6.      Stock Options.

                (a)     Limitations.

                        (i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

                        (ii) The following limitations will apply to grants of Options:

                                (1)     No Service Provider will be granted, in
any Fiscal Year, Options to purchase more than 5,000,000 Shares.

                                (2)     In connection with his or her initial
service as an Employee, a Service Provider may be granted Options to purchase up to an additional 5,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(A) above.

                                (3)     The foregoing limitations will be
adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                                (4)     If an Option is cancelled in the same
Fiscal Year in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (A) and (B) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

                (b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

                (c)     Option Exercise Price and Consideration.

                        (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

                                (1)     In the case of an Incentive Stock Option

                                        a)      granted to an Employee who, at
the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

                                        b)      granted  to any  Employee  other
than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

                                (2)     In the  case  of a  Nonstatutory  Stock
Option, the per Share exercise price will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.

                                (3)     Notwithstanding  the  foregoing,
Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

                        (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

                        (iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

                (d)     Exercise of Option.

                        (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

                        An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                        (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death, Disability or Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the

Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

                        (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

                        (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

        7.      Stock Appreciation Rights.

                (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

                (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 5,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 5,000,000 Shares.

                (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

                (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

                (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

                (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

                        (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                        (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        8.      Restricted Stock.

                (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

                (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 1,500,000 Shares of Restricted Stock; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,500,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

                (c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

                (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

                (e)     Removal of Restrictions.

                        (i)     General. Except as otherwise provided in this
Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock.

                        (ii) Section 162(m) Performance Restrictions. For purposes of qualifying Awards of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Administrator on or before the Determination Date. In this connection, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Right under Section 162(m) of the Code (e.g., in determining the Performance Goals).

                (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

                (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

                (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        9.      Restricted Stock Units.

                (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant will receive more than an aggregate of 1,500,000 Restricted Stock Units; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,500,000 Restricted Stock Units.

                (b)     Vesting Criteria and Other Terms.

                        (i) General. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant's termination of service, including, without limitation, due to death or Disability.

                        (ii) Section 162(m) Performance Restrictions. For purposes of qualifying Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Administrator on or before the Determination Date. In this connection, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Right under
Section 162(m) of the Code (e.g., in determining the Performance Goals).

                (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

                (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

                (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        10.     Performance Units and Performance Shares.

                (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year no Participant will receive more than 1,500,000 Performance Shares or Performance Units. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 1,500,000 Performance Shares or Performance Units.

                (b) Value of Performance Units/Shares. Each Performance Unit will be a bookkeeping entry representing an amount equal to the Fair Market Value of one Share and will represent an unfunded and unsecured obligation of the Company. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

                (c)     Performance Objectives and Other Terms.

                        (i) General. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

                        (ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Administrator will set the Performance Goals on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under
Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

                (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

                (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

                (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        12. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

        13.     Adjustments; Dissolution or Liquidation; Merger or Change in
Control.

                (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse 100%, and that any Award vesting will accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

                (c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

                        In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

                        With respect to Awards granted to non-employee Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

                        For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied Shares determined by dividing the value of the Restricted Stock Units or Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

                        Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant' s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        14.     Tax Withholding

                (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

                (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

        15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

        16. Date of an Award. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination will be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

        17. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

        18.     Amendment and Termination of the Plan.

                (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

                (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        19.     Conditions Upon Issuance of Shares.

                (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

                (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards will be held invalid, illegal or unenforceable in any respect, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, will not in any way be affected or impaired thereby.

        21.     Liability of Company.

                (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

                (b) Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award will be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18(b) of the Plan.

        22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

        23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

                          LINEAR TECHNOLOGY CORPORATION

                        2005 EMPLOYEE STOCK PURCHASE PLAN

        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

        2.      Definitions.

                (a) "Administrator" will mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

                (b)     "Board" will mean the Board of Directors of the Company.

                (c) "Change in Control" will mean the occurrence of any of the following events:

                        (i)     Any "person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner"
(as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                        (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

                        (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

                        (iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

                (d) "Code" will mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

                (e) "Committee" means a committee of the Board appointed by the Board in accordance with Section 14 hereof.

                (f) "Common Stock" will mean the common stock of the Company.

                (g) "Company" will mean Linear Technology Corporation, a Delaware corporation.

                (h) "Compensation" will mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

                (i) "Designated Subsidiary" will mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

                (j)     "Director" will mean a member of the Board.

                (k) "Eligible Employee" will mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code.

                (l) "Exchange Act" will mean the Securities Exchange Act of 1934, as amended.

                (m) "Exercise Date" means such dates as may be determined by the Administrator (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Offering Date for all options to be granted on such Offering Date. Until the Administrator provides otherwise, the Exercise Date will be the last Trading Day of each Offering Period.

                (n) "Fair Market Value" will mean, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board.

                (o) "Offering Date" will mean the first Trading Day of each Offering Period.

                (p) "Offering Periods" will mean the periods during which an option granted pursuant to the Plan may be exercised. The duration and timing of Offering Periods will be determined by the Administrator in its sole discretion pursuant to Section 4.

                (q)     "Plan" will mean this Employee Stock Purchase Plan.

                (r) "Purchase Price" will mean the price per share of Common Stock of the shares purchased under any option granted under the Plan as the Administrator may determine from time to time, in its discretion and on a uniform and nondiscriminatory basis. However, in no event will the price be less than eighty-five percent (85%) of the lower of:

                        (i) the Fair Market Value per share of Common Stock on the Offering Date; or

                        (ii) the Fair Market Value per share of Common Stock on the Exercise Date.

                (s) "Subsidiary" will mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                (t) "Trading Day" will mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3.      Eligibility.

                (a) General. Any individual who is an Eligible Employee as of the Offering Date of any Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

                (b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan
(i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares of Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. Offering Periods. Each Offering Period under the Plan will expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within twenty-seven (27) months of the Offering Date of such option, (b) such shorter option period as may be established by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Offering Date for all options to be granted on such Offering Date, or (c) the date on which the Eligible Employee ceases to be a participant under the Plan; provided, however, that the first Offering Period under the Plan will not commence until the effective date of the filing of the Company's Registration Statement on Form S-8 with respect to the shares of Common Stock issuable under the Plan.

        5. Participation. An Eligible Employee may become a participant in the Plan by completing an enrollment agreement authorizing payroll deductions in the form determined by the Administrator (or through such other electronic or other enrollment procedure prescribed by the Administrator) and filing it with the Company's payroll office (or its designee) on or before a date prescribed by the Administrator prior to the applicable Offering Date.

        6.      Payroll Deductions.

                (a) At the time a participant files his or her subscription agreement, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than 5% and not exceeding 10% of the Compensation which he or she receives on each pay day during the Offering Period or in such other amount as the Administrator may determine (on a uniform and nondiscriminatory basis). A participant's subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

                (b) Payroll deductions for a participant will commence on the first payday following the Offering Date and will end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

                (c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                (d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company' s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, change the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as soon as practicable after the Administrator processes a given change in payroll deduction rate.

                (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions will recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

                (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

        7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 300 shares of the Company's Common Stock, and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 12 hereof. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option will expire on the last day of the Offering Period or such earlier time as the Administrator may determine pursuant to Section 20.

        8.      Exercise of Option.

                (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other funds left over in a participant's account after the Exercise Date will be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

                (b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

        9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

        10.     Withdrawal.

                (a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant's payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

                (b) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. Termination of Employment. Upon a participant's ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Eligible Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.

        13.     Stock.

                (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 1,000,000 shares of Common Stock.

                (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

                (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

        14. Administration. The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

        15.     Designation of Beneficiary.

                (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

                (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                (c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares are issued, participants will only have the rights of an unsecured creditor.

        18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19.     Adjustments, Dissolution, Liquidation, Merger or Change in
Control.

                (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan and the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company's proposed dissolution or liquidation. The Administrator will notify each participant in writing that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

                (c) Merger or Change in Control. In the event of a merger or Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the Company's proposed merger or Change of Control. The Administrator will notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

        20.     Amendment or Termination.

                (a) The Administrator may at any time and for any reason terminate or amend the Plan, including the termination of any Offering Period then outstanding. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on or prior to any Exercise Date if the Administrator determines that the termination, suspension or amendment of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

                (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator will be entitled to change or terminate outstanding or prospective Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company' s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

                (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                        (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                        (ii) shortening any outstanding or prospective Offering Period so that Offering Period ends on a new Exercise Date or terminating any outstanding Offering Period and returning contributions made through such date to participants; and

                        (iii)   allocating shares.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

        21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. Conditions Upon Issuance of Shares. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

                As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It will continue in effect until terminated under
Section 20 hereof.

APPENDIX C

                          LINEAR TECHNOLOGY CORPORATION

                        1996 SENIOR EXECUTIVE BONUS PLAN
                                 AS OF JULY 2005

        The Compensation Committee (the "Committee") of the Board of Directors has approved the 1996 Senior Executive Bonus Plan (the "Plan") for fiscal 2005. The Plan provides the Company's senior key executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company.

Background and Reasons for Adoption

        The Company has a performance-based bonus plan similar to the Plan, pursuant to which the Company rewards management for achieving certain performance objectives. However, under section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in section 162(m). The Plan is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to its executives. The Company will continue to operate its current bonus plan, as well, for the compensation of senior executives and other key employees for whom section 162(m) is not an issue.

Description of the Plan

        The following paragraphs provide a summary of the principal features of the Plan and its operation.

Purpose of the Plan

        The Plan is intended to increase stockholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.

Administration of the Plan

        The Plan will be administered by the Committee in accordance with (1) the express provisions of the Plan and (2) the requirements of section 162(m).

Eligibility to Receive Awards

        Participation in the Plan is determined annually in the discretion of the Committee. In selecting participants for the Plan, the Committee will choose officers of the Company who are likely to have a significant impact on Company performance and be highly compensated. For fiscal 2005, the participants in the Plan are Messrs. Swanson, Maier, Bell, Coghlan and Paulus. In fiscal future fiscal years, the Plan will include the Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

Target Awards and Performance Goals

        For each fiscal year, the Committee will establish: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals.

        Each participant's target award will be expressed as a percentage of his or her base salary. Base salary under the Plan means the lesser of: (1) 125% of the participant's annual salary rate on the first day of the fiscal year, or (2) the participant's annual salary rate on the last day of the fiscal year.

        There are several performance measures which the Committee may use in setting the performance goals for any fiscal year. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: (1) annual revenue, and
(2) operating income expressed as a percent of sales.

        For fiscal 2005, the Committee has established for the Plan participants a combined performance goal with respect to: (1) operating profit return on sales (i.e. fiscal 2005 operating profit as a percentage of revenue), and (2) revenue growth from fiscal 2004 to fiscal 2005. The Committee has also established a formula, with such measurements as variables, which will determine actual awards.

Determination of Actual Awards

        After the end of each fiscal year, the Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Committee. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the Plan may exceed $5 million for any fiscal year.

        The Plan contains a continuous employment requirement. If a participant terminates employment with the Company prior the end of a fiscal year, he or she generally will not be entitled to the payment of an award for the fiscal year. However, if the participant's termination is due to retirement, disability or death, the Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate.

        Awards under the Plan generally will be payable in cash after the end of the fiscal year during which the award was earned.

LINEAR TECHNOLOGY CORPORATION     VOTE BY INTERNET - www.proxyvote.com
720 SYCAMORE DRIVE                Use the Internet to transmit your voting
MILPITAS, CA 95035-7487           instructions and for electronic delivery of
                                  information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                  VOTE BY PHONE - 1-800-690-6903
                                  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                  VOTE BY MAIL
                                  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Linear Technology Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  LINER1      KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LINEAR TECHNOLOGY CORPORATION

VOTE ON DIRECTORS

1.   To elect six (6) directors to serve                             FOR   WITHHOLD   FOR ALL   To withhold authority to vote, mark
     until the next Annual Meeting of                                ALL     ALL      EXCEPT    "For All Except" All and write the
     Stockholders and until their                                                               nominee's number on the line below.
     successors are elected.

     NOMINEES:                                                       [ ]      [ ]       [ ]     ------------------------------------
     1) Robert H. Swanson, Jr.    4)  Leo T. McCarthy
     2) David S. Lee              5)  Richard M. Moley
     3) Lothar Maier              6)  Thomas S. Volpe


VOTE ON PROPOSALS                         FOR   AGAINST   ABSTAIN                                          FOR    AGAINST   ABSTAIN

2.   To approve the  adoption of the      [ ]     [ ]       [ ]      4.  To reapprove the 1996 Senior      [ ]      [ ]       [ ]
     2005 Equity Incentive Plan and                                      Executive Bonus Plan.
     the reservation of shares for
     issuance thereunder.

                                                                     5.  To ratify the appointment of      [ ]      [ ]       [ ]
                                                                         Ernst & Young LLP as the
                                                                         Company's independent
3.   To approve the adoption of the 2005                                 registered public accounting
     Employee Stock Purchase Plan and     [ ]     [ ]       [ ]          firm for the fiscal year
     the reservation of shares for                                       ending July 2, 2006.
     issuance thereunder.

                                                                     And, in their discretion, upon such other matter or matters which may properly come before the meeting and any postponement or adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE
URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE
SO THAT ALL STOCK MAY BE REPRESENTED AT THE MEETING.

This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


----------------------------------      --------                     ------------------------        --------
Signature [PLEASE SIGN WITHIN BOX]      Date                         Signature (Joint Owners)        Date

--------------------------------------------------------------------------------

                                      PROXY

                          LINEAR TECHNOLOGY CORPORATION
                       2005 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Linear Technology Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 2005 and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of them, as attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Linear Technology Corporation to be held on November 2, 2005, at 3:00 p.m. local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN, FOR THE ADOPTION OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN, FOR THE REAPPROVAL OF THE 1996 SENIOR EXECUTIVE BONUS PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.


SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                            SIDE